UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 19, 2020

Trillion Energy International Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:54, Kat:16, 06450, Oran, Cankaya, Ankara, Turkey	06450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+90 312 441 80 02

Suite 700, 838 West Hastings Street, Vancouver

British Columbia, Canada V6C 0A6

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Private Placements and Debt Settlement

On June 19, 2020 we entered into private placements for the issuance of 15,000,000 units at an issuance price of US$0.05 per unit, in consideration for CND $750,000. Each unit has one common share and one share purchase warrant attached, resulting in the issuance of 15,000,000 share purchase warrants. Each whole share purchase warrant is exercisable for a period of 24 months at an exercise price of US$0.12 per share of common stock. The Company received CND $720,000 cash and settled CND $30,000 debt at a deemed price of CND $.05 as consideration of the issuance.

Convertible Debenture

On September 30, 2019, we issued convertible debentures in the aggregate amount of US$163,000 to two (2) investors “The Debentures”. The convertible debentures carry an interest rate of ten percent (10%) per annum, are due two (2) years from the date of issuance and are convertible at the investors’ discretion into units, with each unit consisting of one share of our common stock and one share purchase warrant, at US$0.12 per unit. Each share purchase warrant is exercisable into one additional share of common stock as an exercise price of $0.20 per warrant, for a period of two years.

Effective June 19, 2020, the Debentures have been amended to reflect a new conversion price of CND $0.075 per Debenture Unit (defined herein). Each Debenture Unit consists of one common share (each a “Debenture Common Share”) and one common share purchase warrant (each a “Debenture Warrant”) entitling the holder to purchase one additional Common Share at an exercise price of $0.12 for a period of 2 years from the issue date (the “Amendment”). There are presently $163,000 in Debentures outstanding.

We issued the above common shares, debt settlement shares and or warrants and private placement shares and debentures to non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trillion Energy International Inc.

/s/Arthur Halleran
Arthur Halleran
President and Chief Executive Officer

Date: June 24, 2020